UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2006

Date of Report (Date of Earliest Event Reported)

KENMAR GLOBAL TRUST

(Exact name of Registrant as Specified in its Charter)

Delaware	333-09898	06-6429854
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective January 1, 2007, Registrant will become a member of WCM Pool LLC (“WCM Pool”), a Delaware limited liability company, and will become a party to WCM Pool’s Organization Agreement. WCM Pool was formed as a means of consolidating the commodity interest trading of its members, including Registrant. Registrant will contribute all of its assets to the WCM Pool in exchange for limited liability company interests therein. A copy of WCM Pool’s Organization Agreement is attached hereto as Exhibit 10.14.

WCM Pool has entered into a Trading Advisor Agreement with Winton Capital Management Limited (“Winton”), a company registered in England and Wales, whereby effective January 1, 2007, Winton will manage the assets of WCM Pool (including those contributed to it by Registrant) in accordance with Winton’s Diversified Program. A copy of WCM Pool’s Trading Advisor Agreement with Winton is attached hereto as Exhibit 10.15.

Item 1.02 Termination of a Material Definitive Agreement

Registrant, through Preferred Investment Solutions Corp., its managing owner, is terminating Registrant’s Advisory Agreement with Graham Capital Management, L.P. (“Graham”) effective close of business on December 31, 2006. As discussed above in Item 1.01, Registrant intends to allocate the assets previously allocated to Graham (approximately 30% of Registrant’s assets) to Winton’s Diversified Program through an investment in WCM Pool.

Item 8.01 Other Events

Attached hereto as Exhibit 99.1 is the letter dated December 4, 2006 informing investors of the items set forth above.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.14	WCM Pool LLC Organization Agreement dated November 20, 2006

10.15	Advisory Agreement dated November 20, 2006 by and among WCM Pool LLC, Preferred Investment Solutions Corp. and Winton Capital Management Limited

99.1	Letter dated December 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on December 4, 2006.

KENMAR GLOBAL TRUST
(Registrant)

	By:	Preferred Investment Solutions Corp. its Managing Owner

Date: December 4, 2006	By:	/s/ Lawrence S. Block
	Name:	Lawrence S. Block
	Title:	Senior Vice President and General Counsel